UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2005

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15827	94-2493558
(Commission File Number)	(IRS Employer Identification No.)

650 Davis Street, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 4, 2005, the Compensation Committee of the Board of Directors of Sharper Image Corporation (the “Company”) approved the terms of the Company’s 2005 Executive Bonus Plan. The target bonuses will be based on the Company achieving specified earnings per share. In order for a participant to receive any bonus, the Company must achieve a specified minimum earnings per share. The amount of the bonuses generally increases as the Company achieves earnings per share greater than the specified earnings per share and generally decreases if the Company achieves earnings per share below the specified earnings per share. Awards will be measured and paid on an annual basis.

The following table sets forth for the three executives eligible to participate in the executive bonus plan the total amount of their bonus if the company achieves its target earnings per share:

Name and Principal Position	Target Bonus
Richard J. Thalheimer, Chief Executive Officer	$712,800
Tracy Y. Wan, President and Chief Operating Officer	324,000
Jeffrey E. Nachbor, Senior Vice-President, Chief Financial Officer	120,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: April 7, 2005	By:	/s/ Jeffrey E. Nachbor
	Name:	Jeffrey E. Nachbor
	Title:	SVP, Chief Financial Officer